EXHIBIT 31.1

CERTIFICATIONS

I, G. Steven Farris, certify that:

1.	I have reviewed this annual report on Form 10-K of Apache Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ G. Steven Farris

G. Steven Farris

Chairman and Chief Executive Officer

(principal executive officer)

Date: March 1, 2012